Exhibit 99.1

Healthpeak Properties Announces Any and All Cash Tender Offers for
$1.45 Billion of Notes

DENVER, January 21, 2021 /PRNewswire/ – Healthpeak Properties, Inc. (NYSE: PEAK) (the “Offeror”) has commenced offers (the “Offers”) to purchase for cash any and all of its applicable securities listed in the table below (the “Securities”) from each registered holder of the Securities (the “Holders”):

CUSIP Number	Title of Security	Par Call Date	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)
40414LAJ8	4.250% Senior Notes due 2023	August 15, 2023	$300,000,000	0.125% due August 15, 2023	FIT5	25
40414LAK5	4.200% Senior Notes due 2024	December 1, 2023	$350,000,000	2.875% due November 30, 2023	FIT5	25
40414LAL3	3.875% Senior Notes due 2024	May 17, 2024	$800,000,000	2.500% due May 15, 2024	FIT5	25

The applicable Purchase Price payable for each Series of Securities will be a price per $1,000 principal amount of such Series of Securities validly tendered (and not validly withdrawn) by the Holders at any time at or prior to the Expiration Time (as defined below) and accepted for purchase by the Offeror, which is calculated using the fixed spread applicable to such Series of Securities set forth under the heading “Fixed Spread” above (the “Fixed Spread”), as more fully described in the Offer to Purchase.

The Offers are being made pursuant to an Offer to Purchase, dated January 21, 2021, which contains detailed information concerning the terms of the Offers. The Offers are scheduled to expire at 5:00 p.m., New York City time, on January 27, 2021 unless extended or earlier terminated (the “Expiration Time”). Upon the terms and subject to the conditions of the Offers, the Settlement Date is expected to be January 28, 2021 and the Guaranteed Delivery Settlement Date is expected to be February 1, 2021.

The Offeror will pay the applicable purchase price determined as described above (the “Purchase Price”), plus accrued and unpaid interest from the most recent interest payment date to, but excluding, the Settlement Date (the “Accrued Interest”) for any Securities validly tendered (and not validly withdrawn) by the Holders at any time at or prior to the Expiration Time and accepted for purchase by the Offeror in same-day funds on the Settlement Date and/or the Guaranteed Delivery Settlement Date, as applicable.

The Purchase Price payable for each Series of Securities will be a price per $1,000 principal amount of such Series of Securities equal to an amount, calculated in accordance with the Offer to Purchase, that would reflect a yield from the Settlement Date to the applicable par call date (which, in the case of each Series of Securities, is the 90th calendar day prior to the maturity date of the Securities of such Series) of such Series of Securities equal to the sum of (i) the Reference Yield (as defined below) for such Series of Securities, determined at 2:00 p.m., New York City time, on January 27, 2021 plus (ii) the applicable Fixed Spread, in each case minus Accrued Interest on the Securities. The “Reference Yield” means, with respect to each Series of Securities, the yield of the applicable reference security listed above (the “Reference Security”) for such Series of Securities.

The Offeror expects to use the net cash proceeds from closed senior housing dispositions to pay the Purchase Price, plus Accrued Interest up to, but excluding, the Settlement Date, for all Securities that the Offeror purchases pursuant to the Offers.

Tenders of Securities pursuant to any of the Offers may be validly withdrawn at any time before the earlier of (i) the Expiration Time, and (ii) if such Offer is extended, the 10th business day after commencement of such Offer. Securities subject to any of the Offers may also be validly withdrawn at any time after the 60th business day after commencement of such Offer if for any reason such Offer has not been consummated within 60 business days after commencement.

The Offers are conditioned on satisfaction of certain customary general conditions described in the Offer to Purchase. None of the Offers is conditioned upon the completion of any of the other Offers, and each Offer is independent of any other Offer. None of the Offers is conditioned on a minimum principal amount of any Series of Securities being tendered. Subject to applicable law, the Offeror may, at its sole discretion, waive any condition applicable to any of the Offers and may extend any of the Offers. Capitalized terms used but not defined in this press release shall have meanings ascribed to them in the Offer to Purchase.

The Offeror expressly reserves the right, in its sole discretion, at any time or from time to time, regardless of whether or not the conditions set forth in the Offer to Purchase for any of the Offers has been satisfied, subject to applicable law, to extend the Expiration Time for any of the Offers, or to amend in any respect or to terminate any of the Offers, in each case by giving written or oral notice of such extension, amendment or termination to the Tender Agent.

If any Securities remain outstanding after the consummation of the Offers, the Offeror expects to redeem such Securities in accordance with the terms and conditions set forth in the applicable Indenture governing such Series of Securities. However, the Offeror is not obligated to, and may choose not to, exercise its right to redeem any Securities.

The Offeror has retained Credit Suisse Securities (USA) LLC and Credit Agricole Securities (USA) Inc. to act as the dealer managers for the Offers. Global Bondholder Services Corporation is acting as the information agent and the tender agent. Requests for documents may be directed to Global Bondholder Services Corporation free of charge, by calling toll-free at (866) 470-4500 (bankers and brokers can call collect at (212) 430-3774). Questions regarding the Offers may be directed to Credit Suisse Securities (USA) LLC toll free at (800) 820-1653 or collect at (212) 325-6340 or Credit Agricole Securities (USA) Inc. toll free at (866) 807-6030 or collect at (212) 261-7802.

Copies of the Offer to Purchase, and related Notice of Guaranteed Delivery and the other relevant notices and documents are available at Global Bondholder Services Corporation’s website at http://www.gbsc-usa.com/healthpeak/.

This press release is for informational purposes only and does not constitute an offer to purchase nor the solicitation of an offer to sell any Securities, or a notice of redemption under any of the Indentures governing the Securities. The Offers are being made only pursuant to the Offer to Purchase and related Notice of Guaranteed Delivery. The Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Offeror, the Dealer Managers, the Information Agent, the Tender Agent, the Trustee or any of their respective affiliates makes any recommendation in connection with the Offers. Please refer to the Offer to Purchase for a description of terms, conditions, disclaimers and other information applicable to the Offers.

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include, but are not limited to, Healthpeak’s ability to complete the Offers and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase and in its Securities and Exchange Commission filings. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Barbat Rodgers
Senior Director – Investor Relations
(949) 407-0400

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